Exhibit 10.2

Nonqualified Stock Option Award Agreement
Under the Bloomin’ Brands, Inc. 2012 Incentive Award Plan

Bloomin’ Brands, Inc. (the “Company”) hereby issues to the Participant an award (the “Award”) of Nonqualified Stock Options (the “Options”). Each Option represents the right to purchase one Share at the exercise price (the “Exercise Price”), subject to the restrictions and other terms and conditions set forth in the Bloomin’ Brands, Inc. 2012 Incentive Award Plan (the “Plan”) and those set forth in this Agreement, including the Terms and Conditions of Nonqualified Stock Option Award attached hereto as Exhibit A (collectively, the “Agreement”). Any capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Plan.

Award of Options:

Participant Name:

Address:

Number of Options:

Exercise Price per Share:

Grant Date:

Vesting: Subject to the forfeiture and acceleration provisions in this Agreement and the Plan, the Options will vest and become exercisable according to the following schedule:

<<INSERT VESTING SCHEDULE>>

The Participant, by signing below, acknowledges and agrees that the Options are granted under and governed by the terms, and subject to the conditions, of this Agreement, including the Terms and Conditions of Nonqualified Stock Option Award attached hereto as Exhibit A, and the Plan.

Participant	Bloomin’ Brands, Inc.

By:
Name	Title:
Date:

Date

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Exhibit A

Terms and Conditions of Nonqualified Stock Option Award

1.Condition to the Participant’s Rights Under this Agreement. This Agreement shall not become effective, and the Participant shall have no rights with respect to the Award or the Options, unless and until the Participant has fully executed this Agreement.

2.Vesting.     Subject in each case to the Participant’s Continuous Service Status on each applicable vesting date, the Options awarded under this Agreement shall vest in accordance with the schedules set forth herein unless, prior to any vesting date set forth, the Options are forfeited or have become subject to accelerated vesting under the terms and conditions of the Plan.

3.Exercisability. The Options will not become exercisable until they vest as provided herein. The Participant must exercise the Options prior to the earlier of (i) 10 years after the Grant Date and (ii) in the event of a termination of the Participant’s Continuous Service Status for any reason, such earlier date as provided in Section 6(f) of the Plan (the earlier of such dates, the “Expiration Date”). No Shares will be issued pursuant to the exercise of any Options unless and until all legal requirements applicable to such issuance have been complied with to the satisfaction of the Administrator.

4.Method of Exercise. The Participant must follow the procedures for exercising Options that are established by the Company from time to time. As a condition of any exercise of the Option, the Company may require the Participant to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company. At the time of exercise, the Participant must pay the Exercise Price, as provided by the Plan or otherwise established by the Committee, for all of the Options being exercised and any taxes that are required to be withheld by the Company or any of its Affiliates in connection with the exercise.

5.Termination of Continuous Service Status. If the Participant’s Continuous Service Status is terminated by the Company for Cause, then all Options, whether vested or unvested, shall be automatically and immediately forfeited for no consideration and cease to be exercisable. If the Participant’s Continuous Service Status terminates for any reason other than for Cause, then all Options that are not vested at the time such termination shall be automatically and immediately forfeited for no consideration and cease to be exercisable.

For purposes of this Section 5, “Cause” shall have the same meaning ascribed to such term in any employment agreement or arrangement between the Company (or any Affiliate) and the Participant. If no such agreement or arrangement applies to the Participant or if any such agreement or arrangement that applies to the Participant does not define Cause, then “Cause shall mean:
(i)      failure of the Participant to perform the duties required of the Participant pursuant to his or her employment agreement or otherwise applicable to the Participant in connection with his or her employment in a manner satisfactory to the Company,

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in its sole discretion; provided, however, for purposes of this subparagraph (i), Cause will not exist unless the Company first gives the Participant written notice (“Notice of Deficiency”). The Notice of Deficiency shall specify the deficiencies in the Participant’s performance of his or her duties. The Participant shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. In the event the Participant does not cure the deficiencies to the satisfaction of the Company, in its sole discretion, within such thirty (30) day period (or if during such thirty (30) day period the Company determines that the Participant is not making reasonable, good faith efforts to cure the deficiencies to the satisfaction of the Company), then a termination by the Company as a result of such deficiencies will be for Cause;

(ii)      any dishonesty by the Participant in the Participant’s dealings with the Company, the commission of fraud by the Participant, negligence in the performance of the duties of the Participant, insubordination, willful misconduct, or the conviction (or plea of guilty or nolo contendere) of the Participant of, or indictment or charge with respect to, any felony, or any other crime involving dishonesty or moral turpitude;

(iii)      any violation of any non-competition, non-solicitation, non-disclosure or confidentiality covenant or similar restriction applicable to the Participant; or

(iv)      any violation of any current or future material published policy of the Company or its Affiliates (material published policies include, but are not limited to, the Company’s discrimination and harassment policy, management dating policy, responsible alcohol policy, insider trading policy and security policy).
6.Options Non-Transferable. The Participant shall not directly or indirectly sell, transfer, pledge, assign or otherwise encumber the Options or any interest in them or any Shares underlying the Options prior to exercise thereof, or make any commitment or agreement to do any of the foregoing, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, vested Options may be transferred by the Participant to certain family members, trusts, partnerships and charitable organizations in accordance with the provisions of Section 13(d) of the Plan.

7.Rights of a Shareholder; Dividends. The Participant shall have no rights of a shareholder with respect to the Options, including, without limitation, the Participant shall not have the right to vote or receive dividends with respect to Shares underlying the Options prior to exercise thereof.

8.Miscellaneous Provisions.

(a)Incentive Plan. The Options are granted under and subject to the terms and conditions of the Plan, which is incorporated herein and made part hereof by this reference. In the event of a conflict between the terms of the Plan and this Agreement, the terms of the Plan, as interpreted by the Board or the Committee, shall govern. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.

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(b)Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(c)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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